Calculation of Filing Fee Tables
S-3
ASSEMBLY BIOSCIENCES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,877.69
			Net Fee Due:						$ 41,362.31
Offering Note
[1]	1) Assembly Biosciences, Inc. (the "Company") is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $400,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Company has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. (2) Pursuant to Rule 416 under the Securities, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. (3) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $400,000,000. (4) Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Assembly Biosciences, Inc.	S-3	333-270760	03/22/2023		$ 13,877.69	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 125,931,832.60
Fee Offset Sources	2	Assembly Biosciences, Inc.	S-3	333-270760		03/22/2023						$ 16,530.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $16,530 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (File No. 333-270760) filed by the registrant on March 22, 2023 and declared effective on April 14, 2023 (the Prior Registration Statement). The Registrant hereby offsets the total registration fee of $55,240 due under this registration statement by $13,877.69 (calculated at the fee rate in effect at the date of the Prior Registration Statement of $110.20 per million dollars), which represents the portion of the registration fee previously paid with respect to $125,931,832.63 of unsold securities previously registered under the Prior Registration Statement. The offering of the unsold securities registered under the Prior Registration Statement has been terminated.

Offset Note
[2]	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $16,530 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (File No. 333-270760) filed by the registrant on March 22, 2023 and declared effective on April 14, 2023 (the Prior Registration Statement). The Registrant hereby offsets the total registration fee of $55,240 due under this registration statement by $13,877.69 (calculated at the fee rate in effect at the date of the Prior Registration Statement of $110.20 per million dollars), which represents the portion of the registration fee previously paid with respect to $125,931,832.63 of unsold securities previously registered under the Prior Registration Statement. The offering of the unsold securities registered under the Prior Registration Statement has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date